UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of `1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

BAIXO RELOCATION SERVICES, INC.
(Name of Registrant As Specified in Charter)

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BAIXO RELOCATION SERVICES, INC.

1282A Cornwall Road

Oakville, Ontario

Canada L6J 7W5

Dear Shareholders:

We are writing to advise you that our Board of Directors and shareholders holding a majority of our outstanding voting capital stock have approved: (i) an amendment to the articles of incorporation (the "Authorized Amendment") to change the name from "Baixo Relocation Services, Inc.” to "Gripevine Inc." (the "Name Change"); and (ii) a forward stock split of fifteen for one (15:1) of the shares of common stock of the Company (the "Forward Stock Split").

These actions were approved by written consent on December 6, 2016 by our Board of Directors and a majority of holders of our voting capital stock, in accordance with Nevada Revised Statutes. Our directors and majority of the shareholders of our outstanding capital stock as of the record date of December 6, 2016 have approved the Authorized Amendment and the Forward Stock Split as determined were in the best interests of our Company and shareholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least ten (10) days after the date of this Information Statement has been mailed to our shareholders. This Information Statement is first mailed to you on or about December 20, 2016.

For the Board of Directors

By:	/s/ Richard Hue
Name:	Richard Hue
Title:	President/Chief Executive Officer

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INFORMATION STATEMENT REGARDING

ACTION TO BE TAKEN BY WRITTEN CONSENT OF

MAJORITY SHAREHOLDERS

IN LIEU OF A SPECIAL MEETING

PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to all holders of the common stock of Baixo Relocation Services Inc. (the "Company") as of December 6, 2016 in connection with the action taken by written consent of holders of a majority of the outstanding voting power of the Company to authorize the Authorized Amendment and the Forward Stock Split.

"We," "us," "our," the “Registrant” and the "Company" refers to Baixo Relocation Services Inc., a Nevada corporation.

SUMMARY OF CORPORATE ACTIONS

INFORMATION STATEMENT

This Information Statement is furnished to the stockholders of Baixo Relocation Services Inc., a Nevada corporation (the “Company”), in connection with our prior receipt of approval by written consents, in lieu of a special meeting, of the holders of a majority of our outstanding voting power authorizing the board of directors of the Company to amend the articles of incorporation to change the name of the Company from "Baixo Relocation Services Inc." to "Gripevine Inc." (the "Authorized Amendment") and to effectuate a forward stock split of fifteen for one (15:1) (the “Forward Stock Split”).

On December 6, 2016, the Company obtained the approval of the Authorized Amendment and the Forward Stock Split by written consent of the stockholders that are the record owners of 4,300,000 shares of common stock, which represents an aggregate of approximately 53.75% of the voting power as of December 6, 2016. The names of the shareholders of record who hold in the aggregate a majority of our total issued and outstanding common stock and who signed the written consent of stockholders are: (i) Richard Hue holding of record 3,700,000 shares of common stock (46.25%); and (ii) Robert Ramage holding of record 600,000 shares of common stock (7.50%).

The Authorized Amendment and Forward Stock Split cannot be effectuated until ten (10) days after the filing of this Information Statement and after the filing of the amended Articles of Incorporation and the Statement of Change with the Nevada Secretary of State with respect to the Name Change and Forward Stock Split, respectively.

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The date on which this Information Statement will be sent to stockholders will be on or about December 20, 2016 and is being furnished to all holders of the common stock of the Company on record as of December 6, 2016.

The Board of Directors, and persons owning a majority of the outstanding voting securities of the Company have unanimously adopted, ratified and approved the proposed actions by the Company's board of directors. No other votes are required or necessary.

The Quarterly Report on Form 10-Q for the quarters ended August 31, 2016 and March 31, 2016 and the Annual Report on Form 10-K for fiscal year ended February 29, 2016 and the Quarterly Reports on Form 10-Q for the quarters ended November 30, 2015, August 31, 2015 and March 31, 2015 filed by the Company during the past two years with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives. The Company is presently current in the filing of all reports required to be filed by it.

Only one Information Statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at +1 (855) 474-7384. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTE REQUIRED

Pursuant to the Company's Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the Authorized Amendment and the Forward Stock Split. The Company’s certificate of incorporation does not authorize cumulative voting. As of the record date, the Company had 8,000,000 voting shares of common stock issued and outstanding. The consenting stockholders of the shares of common stock are entitled to 4,300,000 votes, which represents approximately 53.75% of the voting rights associated with the Company’s shares of common stock. The consenting stockholders voted in favor of the Authorized Amendment described herein in a unanimous written consent dated December 6, 2016.

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PROPOSAL I

AMENDMENT OF THE ARTICLES OF INCORPORATION

TO EFFECT THE NAME CHANGE

On November 30, 2016, our Board of Directors and majority shareholders, believing it to be in the best interests of the Company and its shareholders, approved the Name Change. The Amendment is reflected in the Form of Certificate of Amendment to the Articles of Incorporation to be filed with the Nevada Secretary of State.

Purpose and effect of the Name Change

In accordance with the evolution of the Company's future business operations, our Board of Directors believes that the amendment to the Articles of Incorporation to change the name from "Baixo Relocation Services Inc." to "Gripevine Inc." is necessary in light of the prospective future business operations of the Company.

Share Exchange Agreement. As of the date of this Information Statement, the Board of Directors is in negotiations with MBE Holdings Inc., a Delaware corporation (“MBE Holdings”) with regards to a share exchange agreement (the “Share Exchange Agreement”) amongst the Company, MBE Holdings and the shareholders of MBE Holdings (the “MBE Shareholders”), pursuant to which the MBE Shareholders will exchange the total issued and outstanding shares of common stock of MBE Holdings for the issuance of shares of common stock of the Company (the “Exchange”). It is contemplated that the Exchange shall be in the ratio of one share of the Company’s restricted common stock for every thirty shares of the common stock of MBE Holdings held of record.

The Share Exchange Agreement will contain several conditions precedent, which must be met before consummation of a definitive Share Exchange Agreement, including due diligence by both parties. Management anticipates that the Share Exchange Agreement will be approved by the Board of Directors of both the Company and MBE Holdings and the MBE Shareholders.

Stock Purchase Agreement

Effective October 3, 2016, Rosy Rodrigues (“Rodrigues”), our previous majority shareholder, sole executive officer and member of the Board of Directors, entered into certain stock purchase agreements (collectively, the “Stock Purchase Agreements”) with certain individuals and/or entities (collectively, the “Investors”). In accordance with the terms and provisions of the Stock Purchase Agreements, Rodrigues sold and transferred at a per share price of $0.037 the control block of the Company consisting of 5,000,000 shares of restricted common stock and representing approximately 62.5% of the total issued and outstanding shares of common stock. See “Security Ownership of Executive Officers, Directors and Five Percent Stockholders”

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Thus, this represented a change in control of the Company and the proposed change in business operations. Therefore, based on the change in control of the Company and the proposed Share Exchange Agreement, the business operations of the Company will change to that of MBE Holdings.

MBE Holdings is engaged in research and development activities to offer an online complaint resolution platform for consumers and business, including ratings, reviews and polling’s. As such, its efforts to date have been devoted in building technology that enables access to this market through the development of a tangible product.

The foregoing is a summary description of the proposed terms and conditions of the Share Exchange Agreement and does not purport to be complete and will be qualified in its entirety by reference to the Share Exchange Agreement, which will be filed as an exhibit to a Current Report on Form 8-K with the Securities and Exchange Commission.

The Board of Directors, therefore, believes that the name "Gripevine Inc." will better reflect the evolution of the Company's future business operations.

Effective Time of the Name Change Amendment

We intend to file, as soon as practicable on or after the tenth (10th) day after the definitive Information Statement is filed and sent to our shareholders, an amendment to our Articles of Incorporation effectuating the Name Change with the Secretary of State of Nevada. The Authorized Amendment to our Articles of Incorporation will become effective at the close of business on the date the Certificate of Amendment to the Articles of Incorporation is accepted for filing by the Secretary of State of Nevada. The text of the Certificate of Amendment to the Articles of Incorporation is subject to modification to include such changes as may be required by the Nevada Secretary of State to effectuate the Name Change.

No Appraisal Rights for the Amendment

Under Nevada law, the Company’s shareholders are not entitled to appraisal rights with respect to the Authorized Amendment and the Company will not independently provide shareholders with any such right.

BOARD OF DIRECTORS’

AND STOCKHOLDER APPROVAL

As our directors and holders of approximately 53.75% of our voting power signed a written consent in favor of the amendment to the Articles of Incorporation, we are authorized to amend the Articles of Incorporation to effect the Name Change. The Name Change will be effective upon the filing of an amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada, which is expected to occur as soon as reasonably practicable on or after the filing and mailing of this Information Statement to stockholders.

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The information contained in this Information Statement constitutes the only notice we will be providing stockholders.

PROPOSAL II

GRANT AUTHORITY TO THE BOARD OF DIRECTORS

TO CONDUCT UP TO A FIFTEEN FOR ONE SHARE

FORWARD STOCK SPLIT OF THE COMPANY'S COMMON STOCK

On December 6, 2016, our Board of Directors and majority shareholders, believing it to be in the best interests of the Company and its shareholders, approved the Forward Stock Split upon receipt of all necessary regulatory approvals and the passage of all necessary waiting periods. The Forward Stock Split would increase the number of outstanding shares of our common stock but have no effect on the number of authorized shares of common stock or preferred stock.

The Board of Directors has determined that it is in the Company’s best interests to effect the Forward Stock Split and has considered certain factors including, but not limited to, the following:

(i) current trading price of the Company’s shares of common stock on the OTCQB market and potential to increase the marketability and liquidity of the Company’s common stock;

(ii) possible reluctance of brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold in their own portfolios;

(iii) desire to meet future requirements of per-share price and net tangible assets and shareholders’ equity relating to admission for trading on other markets;

(iv) posturing the Company and its structure in favorable position in order to effectively negotiate with MBE Holdings; and

(v) provide the management of the Company with additional flexibility to issue shares to facilitate future stock acquisitions and financing for the Company.

The Forward Stock Split would provide for the combination of the presently issued and outstanding shares of common stock into a larger number of shares of identical common stock, and the Forward Stock Split would affect all common stockholders uniformly. This process, that is known as a forward split, would take one share of the presently issued and outstanding common stock on the effective date of the certificate of change that would carry out the Forward Stock Split and convert those shares into fifteen shares of the post-forward stock split common stock. The conversion rate of all securities convertible into common stock other than any issued or outstanding preferred stock would be proportionately adjusted.

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The Board of Directors has indicated that fractional shares will not be issued. Instead, the Company will issue one full share of the post-forward stock split common stock to any shareholder who would have been entitled to receive a fractional share as a result of the process. Each common shareholder will hold the same percentage of the outstanding common stock immediately following the Forward Stock Split as that shareholder did immediately prior to the Forward Stock Split, subject to an increase in voting power due to the increased voting power and except for minor adjustment due to the additional shares that will need to be issued a result of the treatment of fractional shares.

For the above reasons, the Board of Directors believes that the Forward Stock Split is in the best interest of the Company and its shareholders. There can be no assurance, however, that the Forward Stock split will have the desired benefits.

Effects

The Forward Stock Split will be effected by filing a certificate of Change with the Nevada Secretary of State’s office and filing of certain documentation with FINRA. The Forward Stock Split will become effective upon the effective date declared by FINRA. The actual timing of any such filing will be made by the Board of Directors based upon its evaluation as to when the requisite approvals are received and the requisite waiting periods have passed.

The Company is currently authorized to issue 300,000,000 shares of its common stock of which 8,000,000 shares are currently issued and outstanding. The Forward Stock Split of the Company’s common stock will not cause an increase in the number of authorized shares of common stock. The Forward Stock Split will, however, increase the number of issued and outstanding shares of common stock from 8,000,000 to approximately 120,000,000 shares. The Forward Stock Split will not have any effect on the stated par value of the common stock.

The effect of the Forward Stock Split upon existing shareholders of the common stock will be that the total number of shares of the Company's common stock held by each shareholder will automatically convert into the number of whole shares of common stock equal to the number of shares of common stock owned immediately prior to the Forward Stock Split multiplied by fifteen, with an adjustment for any fractional shares. (Fractional shares will be rounded up into a whole share).

Upon effectuation of the Forward Stock Split, each common shareholder’s percentage ownership interest in the Company's common stock will remain virtually unchanged, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock of the Company will be substantially unaffected by the Forward Stock Split. If any, all issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the Forward Stock Split automatically on the effective date of the Forward Stock Split. All shares, options, warrants or convertible securities that the Company has agreed to issue (or agrees to issue prior to the effective date of the Forward Stock Split), also will be appropriately adjusted for the Forward Stock Split with the exception of the Preferred Stock which are addressed in the Certificate of Designation for the Preferred Stock. Shareholders holding greater than .5% fractional interest will be rounded up to the nearest whole share.

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As a result of the proposal to conduct a Forward Stock Split, the Company will have less authorized shares available for issuance than it currently has available. There is still a significant risk of shareholder value represented by the common stock being further diluted by additional share issuances. The proposed Forward Stock Split may create a risk that current shareholders of the common stock will see the value of those shares diluted through the issuance of additional authorized but currently unissued shares. The current net tangible book value per share would be diluted if additional shares are issued without an increase taking place in the net book value of the assets of the Company. The current book value of shares held by existing shareholders would not be maintained in the event additional shares are issued. After the Forward Stock Split, if the board of directors would then issue the balance of the authorized shares, that action would have a material dilutive effect upon existing shareholders The board of directors may have future plans, understandings, agreements or commitments to issue additional shares of stock for any purpose, including financings or consummating any proposed transaction with MBE Holdings.

The Company currently has a financing plan that may include the issuance of preferred or common shares of stock in the Company The increased capital will provide the board of directors with the ability to issue additional shares of stock without further vote of the stockholders of the Company. The Company's stockholders do not have preemptive rights to subscribe to additional securities which may be issued by the Company which means that current stockholders do not have a prior right to purchase any new issuance of capital stock of the Company in order to maintain their proportionate ownership of the Company's stock.

After the taking of any action to conduct or authorize the Forward Stock Split is filed there is not a requirement that shareholders obtain new or replacement share certificates. Each of the holders of record of shares of the Company’s common stock that is outstanding on the effective date of the Forward Stock Split may contact the Company’s transfer agent to exchange the certificates for new certificates representing the number of whole shares of post-forward stock split common shares into which the existing shares have been converted as a result of the Forward Stock Split.

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BOARD OF DIRECTORS’

AND STOCKHOLDER APPROVAL

As our board of directors and holders of approximately 53.75% of our voting power signed a written consent in favor of the Forward Stock Split, we are authorized to file documentation with FINRA. The Forward Stock Split will be effective after the filing of an Issuer Notification Form and associated documents with FINRA, which is expected to occur as soon as reasonably practicable following the mailing of this Information Statement to stockholders.

The information contained in this Information Statement constitutes the only notice we will be providing stockholders.

DESCRIPTION OF SECURITIES

Description of Stock

Number of Authorized and Outstanding Shares

The Company's Articles of Incorporation authorizes the issuance of 300,000,000 shares of common stock, par value $0.001 per share, of which 8,000,000 shares were outstanding on December 6, 2016. All of the outstanding shares of common stock are fully paid and non-assessable.

The Company’s Articles of Incorporation further authorize the issuance of 20,000,000 shares of blank check preferred stock, par value $0.001 per share, of which zero shares are issued and outstanding. No designation has been filed creating any series of preferred shares.

Voting Rights

Holders of shares of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Accordingly, the holders of in excess of 50% of the aggregate number of shares of common stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all shareholders. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

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Other

Holders of common stock have no cumulative voting rights. Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Transfer Agent

Shares of common stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the common stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state security laws. The Company’s transfer agent for its common stock is Globex Transfer LLC, 780 Deltona Blvd., Suite 202, Deltona, Florida 32725.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS

AND FIVE PERCENT STOCKHOLDERS

The Board of Directors fixed the close of business on December 6, 2016 as the record date for the determination of the common and preferred shareholders entitled to notice of the action by written consent.

At the record date, the Company had 300,000,000 shares of common stock authorized with a stated par value of $0.001, of which 8,000,000 shares of common stock were issued and outstanding. The holders of shares of common stock are entitled to one vote per share on matter to be voted upon by shareholders.

Beneficial Ownership Chart

The following table sets forth certain information, as of the date of this Quarterly Report, with respect to the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of the date of this Information Statement, there are 8,000,000 shares of common stock issued and outstanding.

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Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership
Directors and Officers:
Richard Hue 1282A Cornwall Road Oakville, Ontario Canada L6K 7W5	3,700,000	46.25%

All executive officers and directors as a group (1 persons)	3,700,000	46.25%

5% or Greater Shareholders

Robert Ramage 1282A Cornwall Road Oakville, Ontario Canada L6K 7W5	600,000	7.5%

1322975 Alberta Ltd. (2) 10033 – 80 Avenue Suite 101 Edmonton, Alberta Canada T6E 1T4	500,000	6.3%

_________

* Less than one percent.

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(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this Quarterly Report.

(2)	The person who has sole dispositive and voting power over the shares held by 1322975 Alberta Ltd. is M. Robert Mackinnon.

IDENTIFICATION OF CURRENT DIRECTORS AND EXECUTIVE OFFICERS

All of the Company's directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified. The Company's officers are appointed by its Board of Directors and hold office until their earlier death, retirement, resignation or removal.

The Company's current directors and executive officers, their ages and positions held are as follows:

Name	Age	Position with the Company

Richard Hue	54	President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer and a Director

Business Experience

The following is a brief account of the education and business experience of each director, executive officer and key employee during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he or she was employed, and including other directorships held in reporting companies.

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Richard Hue Biography. Mr. Hue was appointed the Company’s sole executive officer and director on October 24, 2016. During the past twenty-five years, Mr. Hue has worked with companies in the service and technology industries. He is an experienced, passionate entrepreneur and self-professed, “startup junkie”. Mr. Hue’s experience working with companies in the service and technology sectors has offered founders experience and contacts in numerous fields. As lead investment manager of a privately managed family fund for the past twenty years, Mr. Hue also oversees many investments from real estate to technology. Mr. Hue began his career as an investment banker with one of Wall Street’s major investment banking institutions providing him with many years of management and investment banking experience. His duties and responsibilities included: (i) researching and analyzing solutions for diversification and enhancement of portfolios; (ii) monitoring finances by analyzing cash flow and other financial statements; (iii) preparing valuation analyses; and (iv) analyzing data pertaining to debt and credit opportunities for various companies. And, as the former president of RT Equity Inc., a boutique merchant banking firm that was eventually acquired by a financial institution, Mr. Hue was responsible for overseeing the development of startups, restructuring business operations and expansions of private and public companies, many in the technology and biotech sector. Mr. Hue continues to successfully apply his investment and management skills to small and mid-cap companies both in North America and internationally.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Board Committees and Independence

We are not required to have any independent members of the Board of Directors. As we do not have any board committees, the board as a whole carries out the functions of audit, nominating and compensation committees, and such “independent director” determination has been made pursuant to the committee independence standards.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.

any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.

being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Code of Ethics

We do not currently have a Code of Ethics that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We plan to adopt a Code of Ethics.

Compliance With Section 16(A) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company's directors and officers, and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to us pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely on the reports received by the Company and on the representations of the reporting persons, the Company believes that these persons have complied with all applicable filing requirements during the fiscal year ended March 31, 2013.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to the Company's Chief Executive Officer and those executive officers that earned in excess of $100,000 during fiscal years ended March 31, 2016 and 2015 (collectively, the “Named Executive Officers”):

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Rosy Rodrigues, prior CEO	2016	0	0	0	0	0	0	0	0
and CFO and Director	2015	0	0	0	0	0	0	0	0

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Option/SAR Grants in Fiscal Year Ended March 31, 2016

As of March 31, 2016, the following named executive officers had the following unexercised options, stock that has not vested, and equity incentive plan awards:

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	# Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Not Vested	Market Value of Shares or Units Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Vested	Value of Unearned Shares, Units or Other Rights Not Vested
Rosy Rodrigues	0	0	0	0	0	0	0	0	0

STOCK OPTIONS/SAR GRANTS. No grants of stock options or stock appreciation rights were made during the fiscal year ended March 31, 2016.

LONG TERM INCENTIVE PLANS.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

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INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed increase in the number of authorized shares of the Company's common stock or creation of preferred shares or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: the Quarterly Report on Form 10-Q for the quarters ended August 31, 2016 and March 31, 2016 and the Annual Report on Form 10-K for fiscal year ended February 29, 2016 and the Quarterly Reports on Form 10-Q for the quarters ended November 30, 2015, August 31, 2015 and March 31, 2015 filed by the Company during the past two years with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives. The Company is presently current in the filing of all reports required to be filed by it.

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BAIXO RELOCATION SERVICES INC.

1282A Cornwall Road

Oakville, Ontario

Canada L6J 7W5

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only. Please read this information statement carefully.

Dated: December 8, 2016

By Order of the Board of Directors

/s/ Richard Hue

President/Chief Executive Officer and Director

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